Exhibit 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

September 30, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Standard Drilling, Inc. (the "Company") and has reviewed the quarterly financial statements through June 30, 2009.  Effective September 30, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated September 30, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of M&K CPAS PLLC as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, NV

CC:U.S. Securities & Exchange Commission
      Office of the Chief Accountant
      100 F Street, NE
      Washington, DC 20549
      202-551-5300 Phone
      202-772-9252 Fax